UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2009
CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio	44131
(Address of principal executive offices)	(Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On February 24, 2009, CBIZ, Inc. (the “Company”) issued a press release announcing the authorization of the continuation of the Company’s Share Repurchase Program. This authorization renews the 5.0 million share authorization currently in place which expires on March 31, 2009. The Board of Directors of the Company has authorized the purchase of up to 5.0 million shares of its outstanding common stock to be obtained in open market or privately negotiated purchases through March 31, 2010.
As of January 31, 2009, CBIZ had approximately 61.9 million shares of its common stock outstanding. CBIZ’s Board of Directors believes that the repurchase plan is a prudent use of the Company’s financial resources, and that investing in its own shares is an attractive use of capital and an efficient means to provide value to CBIZ stockholders. CBIZ anticipates that it will obtain all of the funds necessary to purchase shares under the repurchase program, and to pay related fees and expenses, from operating cash flow and by borrowing under its credit facility. This authorization allows such purchases to the extent permitted under the Company’s current or any future credit facility, without further amendment.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release of CBIZ, Inc. dated February 24, 2009, announcing the Share Repurchase Program effective through March 31, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBIZ, INC.
February 24, 2009	By:	/s/ Ware H. Grove
	Name:	Ware H. Grove
	Title:	Chief Financial Officer